UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2025

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On October 10, 2025, Liberty Media Corporation (“Liberty Media”) announced it will be holding its annual Investor Meeting on Thursday, November 20, 2025 with presentations via webcast beginning at approximately 9:30am P.T. During the Q&A session at Liberty Media’s Investor Meeting, comments may be made regarding Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) and GCI Liberty, Inc. (“the Company”) (Nasdaq: GLIBA, GLIBK).

On October 13, 2025, the Company announced that it will host a conference call to discuss results for the third quarter of 2025 on Wednesday, November 5th, at 11:15 a.m. (E.T.). The call may discuss the financial performance and outlook of the Company, as well as other forward looking matters.

This Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 10, 2025 (incorporated by reference to Exhibit 99.1 to Liberty Media’s Form 8-K filed on October 14, 2025 (File No. 001-35707)).
99.2	Press Release, dated October 13, 2025, regarding the earnings announcement.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2025

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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